FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations	Carl Hymans
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-3491	Tel: 212-725-4500
Fax: +86-22-8213-7914	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: carlh@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS SECOND QUARTER AND SIX-MONTH RESULTS

NEW YORK – August 14, 2009 –Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”, NYSE Amex: TBV), www.tiens-bio.com, today announced financial results for the second quarter and six months ended June 30, 2009.

Revenue for the second quarter of 2009 increased 4.6% to $20.6 million, compared to $19.7 million for the second quarter of 2008, reflecting an increase in sales in China.

Net income for the quarter rose 83% to $10.3 million, or $0.14 per share, compared to net income of $5.6 million, or $0.07 per share, for the 2008 second quarter.

For the second quarter of 2009, international revenue was $10.9 million, compared to $11.1 million for the same period in 2008. The decrease in international revenue was mainly due to a decrease in sales in the Europe-Asia region by $2.9 million in the second quarter of 2009, as compared to the second quarter of 2008.  International sales continues to benefit from export restrictions having been reduced since China’s Administration of Quality Supervision, Inspection and Quarantine completed in late 2008 its national campaign against unsafe food and substandard products, which adversely affected the Company’s international sales in the first half of 2008.

For the second quarter of 2009, revenue in China was $9.7 million, an increase of 13.6% compared to $8.5 million for the same period in 2008. This increase in domestic revenue was due to increased marketing efforts in China.

For the six months ended June 30, 2009, revenue was $38.8 million, an increase of 19.4% compared to $32.5 million for the same period in 2008. The increase in revenue for the first six months of 2009 was primarily driven by an increase of 47.7% in international sales.

Net income for the six months ended June 30, 2009 was $19.3 million, an increase of 90.5% compared to $10.1 million for the same period in 2008. This increase reflects the increase in sales and the transfer of production and sale of semi-finished products from the Company’s subsidiary, Tianjin Tianshi Biological Development Co., Ltd., to its other subsidiary, Tianjin Tiens Life Resources Co., Ltd., which has an exemption from PRC income taxes.

Other Highlights

Cost of sales for the second quarter of 2009 decreased to $6.1 million, or by 1.4%, compared to $6.2 million for the same period in 2008. This decrease was mainly due to the decrease in the cost of some materials, such as capsules.

Gross profit for the second quarter of 2009 was $14.4 million, an increase of 7.3% compared to $13.5 million for the same period in 2008. The gross profit margin for the second quarter of 2009 was 70.2%, compared to 68.4% for the same period in 2008.

Selling, general and administrative expenses were $4.0 million for the second quarter of 2009, a decrease of 21.1% compared to $5.1 million for the same period in 2008. The selling and administrative expenses as a percentage of sales was 19.5% for the second quarter of 2009 compared to 25.9% for the same period in 2008. This decrease was primarily due to the decrease in salary and insurance expenses as a result of salary reductions and reduced headcount, research and development expenses and commission expenses.

Cost of sales for the six months ended June 30, 2009 increased to $11.9 million, an increase of 15.7% compared to $10.2 million for the same period in 2008.  Cost of sales for the period increased at a slightly lower rate than revenue primarily due to fixed costs, which do not increase or decrease in line with revenue changes.

Gross profit for the six months ended June 30, 2009 was $26.9 million, an increase of 21.2% compared to $22.2 million for the same period in 2008.  The gross profit margin was 69.4% compared to 68.5% for the same period in 2008. These increases were mainly due to the increase of revenue overall and the increase in the portion of the products the Company sold bearing a higher profit margin than that for the same period of 2008.

Selling, general and administrative expenses for the six months ended June 30, 2009 were $7.1 million, a decrease of 14.3% compared to $8.3  million in the same period in 2008. For the six months ended June 30, 2009, selling, general and administrative expenses as a percentage of sales was 18.4%, compared to 25.7% for the same period in 2008. This decrease was mainly due to the decrease in salary and insurance expenses as a result of salary reductions.

In China, Tiens sells its products to Tianjin Tianshi Biological Engineering Co., Ltd. (“Tianshi Engineering”). To qualify for a direct selling license in China, Tianshi Engineering is required to produce a part of the products that it sells in China.  As a result, in 2006, Tiens began to sell semi-finished products to Tianshi Engineering, which jointly shares licenses with Tiens to produce, manufacture and sell the products. The semi-finished products, which Tiens is now exclusively selling in China, have lower sales prices than the finished products Tiens had previously sold to Tianshi Engineering.  The application of Tianshi Engineering for a direct selling license in China is still pending.

Tiens continues to strive to expand its market share in China through the branches, chain stores, and Chinese affiliated companies of Tianshi Engineering. To enhance its position in this competitive market, Tianshi Engineering continues to increase its marketing activities in China, including opening additional branches across China, developing a nation-wide advertising campaign, encouraging media coverage and strengthening the Tiens brand.

As of June 30, 2009, Tiens had $121.3 million of retained earnings and total shareholders' equity of $168.0 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “Tiens is pleased to report another quarter of positive results including a significant increase in net income. We are confident that international sales will remain strong and that domestic sales will return to, and potentially exceed, previous levels as customers begin to replenish stored up products. We are committed to further expanding our growing international customer base, gaining greater market share in China, and further implementing our strategic plans for long term growth.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com

Tiens Biotech Group (USA), Inc. (NYSE Amex: TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 46 countries. Since its establishment, Tiens has developed and produced 37 nutrition supplements, which include wellness products and dietary supplements. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 98 branches. Outside of China, Tiens sells its products to affiliated companies that in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; (v) whether Tianshi Engineering, the Company’s affiliate which sells its products in China, obtains a direct selling license in China; and (vi) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

REVENUE - RELATED PARTIES	$20,551,036	$19,654,447	$38,788,581	$32,475,268

COST OF SALES – RELATED PARTIES	6,117,409	6,203,705	11,852,468	10,243,765

GROSS PROFIT	14,433,627	13,450,742	26,936,113	22,231,503

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,014,591	5,088,597	7,145,527	8,335,796

INCOME FROM OPERATIONS	10,419,036	8,362,145	19,790,586	13,895,707
Interest expense	(53,201)	(80,078)	(105,817)	(132,662)
Interest income	100,779	268,517	186,547	505,849
Other (expense)	(28,144)	(1,246,287)	(73,432)	(986,864)
OTHER (EXPENSE) INCOME, NET	19,434	(1,057,848)	7,298	(613,677)

INCOME BEFORE INCOME TAXES	10,438,470	7,304,297	19,797,884	13,282,030

INCOME TAXES	123,101	1,664,054	482,716	3,144,448

NET INCOME	10,315,369	5,640,243	19,315,168	10,137,582

LESS: Net income attributable to the noncontrolling interest	(139,071)	(998,642)	(546,045)	(1,887,079)

NET INCOME ATTRIBUTABLE TO THE COMPANY	10,176,298	4,641,601	18,769,123	8,250,503

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	10,989	2,675,768	210,992	7,099,628

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	10,187,287	7,317,369	18,980,115	15,350,131

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NON CONTROLLING INTEREST	140,300	1,174,080	559,895	2,337,664

COMPREHENSIVE INCOME	$10,327,587	$8,491,449	$19,540,010	$17,687,795

EARNINGS PER SHARE, BASIC AND DILUTED	$0.14	$0.07	$0.26	$0.12

WEIGHTED AVERAGE SHARES OUTSTANDING	71,333,586	71,333,586	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND DECEMBER 31, 2008

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$10,387,475	$20,992,573
Cash related to assets held for sale	23,953,055	23,861,938
Total cash	34,340,530	44,854,511
Accounts receivable, trade - related parties, net of allowance for doubtful accounts of $913,486 and $1,108,789 as of June 30, 2009 and December 31, 2008, respectively	29,702,386	23,941,431
Inventories	5,032,446	8,365,607
Other receivables	801,210	813,591
Other receivables - related parties	13,494,896	15,729,076
Employee advances	194,073	112,591
Prepaid expenses	737,779	301,898
Prepaid taxes	1,717,898	1,531,207
Other assets held for sale	10,828,631	10,904,842
Total current assets	96,849,849	106,554,754

PROPERTY, PLANT AND EQUIPMENT, net	10,796,643	10,274,643

OTHER ASSETS:
Construction in progress	92,323,942	72,300,104
Construction deposits	4,695,601	2,586,302
Intangible assets, net	13,002,520	13,137,195
Other assets	73,050	87,541
Total other assets	110,095,113	88,111,142

Total assets	$217,741,605	$204,940,539

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND DECEMBER 31, 2008

LIABILITIES AND SHAREHOLDERS' EQUITY

	June 30,	December 31,
	2009	2008
	(Unaudited)
CURRENT LIABILITIES:
Accounts payable	$5,237,723	$6,283,849
Advances from customers - related parties	3,024,666	3,239,650
Wages and benefits payable	747,381	1,449,146
Other taxes payable	269,717	117,818
Contractor deposits	321,990	163,248
Contractor payables	14,229,565	11,871,456
Other payables	1,541,229	1,933,743
Other payables - related parties	213,263	6,373,900
Current portion of long term debt, related party	2,130,000	2,130,000
Liabilities directly associated with assets classified as held for sale	116,729	122,047

Total current liabilities	27,832,263	33,684,857

NON-CURRENT LIABILITIES
Long term debt, net of current portion, related party	1,072,742	2,137,742
Deferred income	11,224,209	11,208,844
Total non current liabilities	12,296,951	13,346,586

Total liabilities	40,129,214	47,031,443

EQUITY:
Shareholders’ equity of the Company:
Common stock, $0.001 par value, 250,000,000 shares authorized,
71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	9,385,565	9,234,123
Statutory reserves	13,217,217	9,420,783
Retained earnings	121,298,044	106,325,356
Accumulated other comprehensive income	24,062,054	23,851,062
Total shareholders' equity of the Company	168,034,214	148,902,658
Noncontrolling interest	9,578,177	9,006,438
Total equity	177,612,391	157,909,096
Total liabilities and equity	$217,741,605	$204,940,539

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (UNAUDITED)

	Six months ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,315,168	$10,137,582
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Provision for doubtful accounts	(196,863)	37,715
Depreciation	1,112,849	1,373,096
Amortization	194,380	140,911
Interest expense (income)	2,710	(92,523)
Gain on sale of assets	(15,717)	(8,554)
(Increase) decrease in assets:
Accounts receivable, trade - related parties	(5,532,449)	(15,693,689)
Accounts receivable, trade - third parties	-	22,722
Other receivables	10,743	498,556
Other receivables - related parties	(992,241)	(526,327)
Inventories	3,355,993	190,894
Employee advances	(80,805)	(185,415)
Prepaid expense	(435,576)	365,778
Increase (decrease) in liabilities:
Accounts payable	(1,579,065)	1,223,358
Advances from customers - related parties	(219,470)	663,444
Wages and benefits payable	(703,898)	(422,254)
Other taxes payable	8,920	1,205,680
Other payables	(395,970)	(67,118)
Other payables - related parties	(202,847)	16,388
Net cash provided by (used in) operating activities	13,645,862	(1,119,756)

CASH FLOWS FROM INVESTING ACTIVITIES:
Collection from loans to local government	105,193	450,197
Repayment of loan from related parties	-	2,133,222
Construction deposits	(3,846,961)	(2,206,145)
Contractor deposits	158,551	101,801
Addition to construction in progress	(15,954,182)	(9,722,463)
Proceeds from sales of properties	17,039	61,152
Purchase of equipment and automobiles	(921,388)	(360,192)
Net cash used in investing activities	(20,441,748)	(9,542,428)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from (repayment to) related parties	(3,945,510)	7,400,000
Payments on long term debt, related party	-	(1,065,000)
Proceeds for joint venture investor in Dongfeng	-	2,828
Payments to minority interest shareholder	-	(5,070,091)
Increase in paid in capital	163,331	-
Net cash provided by (used in) financing activities	(3,782,179)	1,267,737

EFFECT OF EXCHANGE RATE CHANGES ON CASH	64,084	3,053,932

DECREASE IN CASH	(10,513,981)	(6,340,515)

CASH, beginning of period	44,854,511	54,081,848

CASH, end of period	$34,340,530	$47,741,333

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$105,817	$132,662
Income taxes	$667,347	$1,822,619

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION

	Three months ended
	June 30,

	2009	2008	Change

China	$9,669,603	$8,509,932	13.6%
International	$10,881,433	$11,144,515	-2.4%
Total	$20,551,036	$19,654,447	4.6%

	Six months ended
	June 30,

	2009	2008	Change

China	$12,412,223	$14,615,711	-15.1%
International	$26,376,358	$17,859,557	47.7%
Total	$38,788,581	$32,475,268	19.4%